NSP DEFERRED COMPENSATION PLAN

                      (Restated As Amended Through January 1, 1992)

TABLE OF CONTENTS

SECTION     TITLE                                                 PAGE

1           Name of Plan                                           1
2           Obligations of Participating Employers                 1
3           Purpose of the Plan                                    1
4           Definitions                                            1
5           Persons Eligible to Participate                        3
6           Annual Election                                        3
7           Deferral Options                                       5
8           Regular Deferred Compensation Accounting               8
9           Adjustments and Payments for Diminution                9
              of Other Benefits
10          Distribution of Accounts                              15
            A.  Normal Distribution                               15
            B.  Hardship Distributions                            17
            C.  Distribution upon Death                           18
            D.  Lifetime Distribution of Certain
                  Pension-Related Payments

11          Beneficiaries and Alternate Payees                    20

            A.  Beneficiaries                                     20
            B.  Alternate Payee's Beneficiary                     21
            C.  Presumptions                                      22
            D.  Waiver of Interest                                22
            E.  Benefits Unassignable                             23
            F.  Assignments Pursuant to a QDRO                    23

12          Amendment and Termination                             23

13          Administrative Provisions                             24

            A.  Committee                                         24
            B.  Facility of Payment                               24
            C.  Source of Payment                                 25
            D.  Claims Procedure                                  26
            E.  Right to Withhold Payment                         27
            F.  Applicable Law                                    28
            G.  Number                                            28
            H.  Employment Rights                                 28

                             ADDENDUM

     The Wealth-Op Program and its separate table of contents immediately follows Section 13.


                WEALTH-OP DEFERRED BENEFIT ADDENDUM
                                TO
                  NSP DEFERRED COMPENSATION PLAN

                         TABLE OF CONTENTS

SECTION      TITLE                                               PAGE

             Introduction                                        W-1
             WEALTH-OP PROGRAM                                   W-3
W1           Definitions                                         W-3
W2           Employee Deferrals                                  W-6
W3           Deferred Benefit Accounts                           W-9
W4           Normal Benefit                                      W-11
W5           Uncompleted Benefit Units                           W-12
W6           Termination Benefit                                 W-14
W7           Termination of Participation in
               Wealth-Op Program                                 W-15
W8           Survivor Benefit                                    W-15
             A.  Death While in Service
                   Prior to Age 55                               W-15
             B.  Death While in Service
                   After Age 55                                  W-17
             C.  Death After Retirement                          W-18
W9           Disability Benefit                                  W-19
W10          Deferral of Payment                                 W-23
W11          Recipients of Payments;
               Designation of Beneficiary                        W-23
W12          Aggregation of Payments                             W-24
W13          Protective Provisions                               W-24
W14          Offset                                              W-25
W15          Termination of Wealth-Op                            W-25
               Program

                  NSP DEFERRED COMPENSATION PLAN

          (Restated As Amended Through January 1, 1992)

          Section 1. Name of Plan. This is the NSP Deferred Compensation Plan (the "Plan") of
Northern States Power Company, a Minnesota corporation (the "Company"), and other Participating
Employers. The Plan was adopted by the Company effective December 18, 1980, and is set forth herein as amended through January 1, 1992. This restatement of the Plan is effective as of January 1, 1992, unless otherwise specifically provided.

          Section 2. Obligations of Participating Employers. Payments shall be made only by the
Participating Employer which last employed the Participant before payments commence, but each
Participating Employer agrees to reimburse the paying Participating Employer for the deferrals and additions that accrued during the period a payee was in their respective employment. Elections made to one Participating Employer are binding on the electing Participant and any other Participating
Employer who later becomes the Participant's employer.

          Section 3. Purpose of the Plan. The purpose of the Plan is to enable Eligible Employees of the Participating Employers to defer a portion of the compensation to become due to them for the purpose of supplementing their retirement and disability income.

          Section 4. Definitions. For the purposes of the Plan, the following words and phrases shall have the meanings indicated as follows:

          "Alternate Payee" is a person or entity entitled to receive all or a portion of the
          Participant's benefits under the Plan pursuant to a qualified domestic relations order as defined in Section 11.
          "Beneficiary" means the person, persons, trust or estate designated by a Participant or otherwise entitled under Section 11 of the Plan to receive distribution of the
          Participant's benefits under the Plan in the event of the Participant's death prior to full receipt thereof.
          "Code" refers to the Internal Revenue Code of 1986, as amended. "Committee" means the committee of at least three persons appointed by the Chief Executive
          Officer or President of the Company to administer the Plan as provided in Section 13(A).
          "Company" means Northern States Power Company, a Minnesota corporation.
          "Eligible Employees" are employees described in Section 5.
          "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

          "ESOP" means the Northern States Power Company Employee Stock Ownership Plan, as from time to time amended.

          "Executive Leadership Group" means those employees of Participating Employers who have been designated by the Company as members of the Executive Leadership
Group.

          "Fixed Income Option" means the method for crediting a Regular Deferred Compensation
          Account described in Section 7(C)(1).

          "NSP Phantom Stock Option" means the method for crediting a Regular Deferred Compensation
          Account described in Section 7(C)(2).

          "Officer" means an officer of a Participating Employer who has been determined by the
          Company to be a "principal officer."

          "Participant" means an Eligible Employee who participates in the Plan as described in
          Section 6.

          "Participating Employer" means the Company; Northern States Power Company, a Wisconsin
          corporation; NRG Energy Inc., a Delaware corporation; and any other subsidiary or affiliated corporation of the Company which elects to participate in the Plan with the consent of the Company.

          "Pension Plan" means the Northern States Power Company Pension Plan, as from time to time amended.

          "Plan" means the NSP Deferred Compensation Plan.

          "Plan Year" means January 1 through December 31.

          "Regular Deferred Compensation Account" means an account created for a Participant under
          Section 8 of the Plan.

          "Retirement Savings Plan" means the Northern States Power Company Retirement Savings Plan -
          - Nonunion, as from time to time amended.

          "Wealth-Op Program" refers to all the provisions of the Wealth-Op Deferred Benefit Addendum to the Plan which provides for a deferral option under the Plan.

          Section 5. Persons Eligible to Participate. An "Eligible Employee" is a full-time benefit employee of a Participating Employer who is, or by January 1 of the next year will be, an Officer or a member of the Executive Leadership Group. Notwithstanding the foregoing, an employee is not eligible to participate in the Plan for any calendar year during which the employee is not included within a
"select group of management or highly compensated employees" as determined under final or temporary regulations promulgated by the U.S. Department of Labor for the purposes of
Section 301(a)(3) of ERISA.

          Section 6.  Annual Election.
          (A) On or before November 15, 1988, and on or before November 15 of each year thereafter, each Eligible Employee desiring to participate in the Plan for the ensuing year shall file a written election with respect thereto with the Secretary of the Company or a designee appointed by such
Secretary. (The Company may permit an Eligible Employee to make this election after November 15, but in no event later than December 31, of any year if the Company, in its sole and absolute discretion, determines that the Eligible Employee was unable to make a timely election for reasons beyond the
Eligible Employee's control.) Upon such an election, the Eligible Employee shall be classified as a
"Participant." However, any Eligible Employee who becomes entitled to a benefit under Section 9 shall automatically thereupon become a "Participant."
          (B) An election may be made for only the ensuing year, except as otherwise provided beyond the ensuing year, and shall designate the amount of compensation, expressed in a dollar amount of not less than $100 per month, to be earned by such Participant which shall be deferred and paid to the Participant as provided in this Plan. Such amount may not reduce regular compensation to an amount below the contribution and benefit base in effect for the applicable future year under Section 230 of the Social Security Act; provided, that the Company, in its sole discretion, may waive this restriction for any year. The restriction in the preceding sentence shall be applied pro rata if employment during a year is less than 12 months. In addition, or alternatively, the Participant may elect to defer any increase in the Participant's regular compensation from a Participating Employer which becomes effective during such ensuing year. For elections made in 1989, no Participant may defer more than a cumulative amount equal to ten percent per annum of annual base pay projected for 1990 plus the aggregate regular base pay received from the Participating Employers for all years during which the
Participant was eligible to participate in this Plan, less the amount actually deferred by the
Participant in prior years. No incentive pay, severance pay, or other compensation which is not part of regular compensation may be deferred.
          (C) All deferrals shall be credited to the Regular Deferred Compensation Account under
Section 8 of the Plan or the Wealth-Op Deferred Benefit Account under the Wealth-Op Deferred Benefit
Addendum in the month it would otherwise have been paid to the Participant. Amounts credited to
Regular Deferred Compensation Accounts shall be governed by Sections 7, 8,
9 and 10 of this Plan.
Amounts credited to Wealth-Op Deferred Benefit Accounts shall not be subject to Sections 7, 8, 9 and
10 except as may be specifically provided by the provisions of the Wealth-Op Deferred Benefit Addendum to the NSP Deferred Compensation Plan.
          (D) An election made prior to November 15 for an ensuing year can be changed at any time before November 15 of that calendar year to be effective for such ensuing year. After November 15 of any year, elections in effect for the following year are irrevocable and the Participant shall have no right to receive any amount elected for deferral, except pursuant to this Plan.

          Section 7.  Deferral Options.
          (A) As further deferred earnings, a Participant's Regular Deferred Compensation Account shall be credited as of the end of each month with a sum certain based on the options set forth in this
Section 7 in accordance with the provisions of Sections 8(B) and 8(C).
          (B) A Participant may elect an option for all or a portion of the deferments at the time of the annual election under Section 6; provided that effective for elections made for years after
1990, the amounts deferred pursuant to Section 6 for which a Participant may elect the NSP Phantom
Stock Option shall be limited to a cumulative amount equal to:
          (1)  10% per annum of:
               (a) the Participant's current annual base pay projected for the applicable year;
          plus
               (b) the Participant's aggregate regular base pay for all such years during which the
          Participant was eligible to participate in this Plan; less
          (2) the amounts previously deferred for which the NSP Phantom Stock Option was actually elected by the Participant in all such years.
No change in the option may be effective for the calendar year in which the change is made.
Prospective changes may be made as provided in Section 8(C). In the event the Participant fails to designate an option for any deferred amounts, the Company shall credit the account as though the Fixed
Income Option had been designated.
          (C) The options available for a Participant's Regular Deferred Compensation Account are as follows:

          (1) Fixed Income Option. Upon the election of the "Fixed Income Option", the
               Participant's deferred compensation account, or the designated portion thereof, will be treated as though an amount equal to the monthly amount of deferred compensation were placed in the fixed income option (guaranteed interest contract) of the
               Retirement Savings Plan at the same time as employee contributions to that Plan are credited thereto. The deferred compensation account will be credited with additions equal to the amount of income which would have been earned if such account were invested in the Fixed Income Account of the Retirement Savings Plan. If the election is not changed, the deferred compensation account will be credited in succeeding years in the same manner.

          (2) NSP Phantom Stock Option. Upon the election of the "NSP Phantom Stock Option" the
               Participant's deferred compensation account, or the designated portion thereof, will be treated as though deferred amounts were received by the Company as an optional cash payment in the Company's Dividend Reinvestment and Stock Purchase Plan, (the
               "DIR Plan"). The current monthly deferrals if any, of the Participant shall be credited at the same time they would have been if they were contributed by payroll deduction as an optional cash payment to the DIR Plan. Such deferred compensation account will reflect the number of whole and fractional shares of NSP common stock which would have been acquired with such cash at the time of such assumed optional cash payments to the DIR Plan. Such deferred compensation account will be credited with additions equal to the amount of shares of common stock which would have been acquired if cash dividends equal to those paid on the amount of common stock credited to the account had been automatically invested under the DIR Plan. If the election is not changed, the deferred compensation account, or the designated portion thereof, will be credited in the succeeding year with additions as provided above. The value of the sum so deferred, at the time of any payment, shall be equal to the number of dollars represented by the "Investment Price" of the shares of common stock credited to the account as of the "Investment Date." "Investment Price" shall be a price equal to the reported closing price of the NSP common stock on the New York Stock
               Exchange as reported in the Wall Street Journal for the New York Stock Exchange-
               Composite Transactions as of the Investment Date preceding the payment. "Investment
               Date" is the twentieth day of each month if that date is a New York Stock Exchange trading day and a closing price is reported, or the first succeeding date for which a closing price is reported in said Composite Transactions.

          (D) Notwithstanding the foregoing, amounts credited to a Participant's Regular Deferred
Compensation Account pursuant to Sections 9(D) or 9(E) shall be credited in accordance with the Fixed
Income Option, and no other options will be available.
          (E) Notwithstanding anything in the Plan to the contrary, the Company reserves the right to take any action with respect to transactions involving the NSP Phantom Stock Option that the
Company, in its sole discretion, deems necessary or advisable to prevent any violation of federal or state securities laws.

          Section 8.  Regular Deferred Compensation Accounts.
          (A) The Company shall establish and maintain, in the name of each Participant, an individual account, to be known as a Participant's Regular Deferred Compensation Account, to which the deferred earnings under Sections 6, 7, and 9 (other than earnings credited to the Wealth-Op Deferred
Benefit Accounts) shall be credited. Separate subaccounts shall be created if part of the account is being deferred under Section 7(C)(1) and part is being deferred under Section 7(C)(2), or if amounts are credited to the account pursuant to Section 9(D).
          (B) Until the entire balance of a Participant's Regular Deferred Compensation Account is distributed, the account will be adjusted at least annually, as of the end of each month, to reflect amounts accruing to the account balance under Section 7, provided that effective as of the first day of the year following termination of employment, Section 7(C)(1) will be applied even if
Section 7(C)(2) previously applied in whole or in part.
          (C) Subject to the limitations set forth in Section 7(B), a Participant may elect to have all or a portion of the Participant's account or subaccount balance, determined as of the end of the year, accrue deferred earnings under another Section 7 option for the ensuing year. Such adjustments will be effective as of the first day of the year following the requested adjustment. Any adjustments which accrue under Section 7(C)(1) of any amount previously accrued under
Section 7(C)(2) shall be
based on the Investment Price of the common stock allocated to such Section 7(C)(2) account as of the
Investment Date (see Section 7(C)(2)) preceding the effective date of such account adjustment. In the event the valuation of the Section 7(C)(2) account is necessary before the end of a year due to a distribution of the account, the Investment Date will be the 20th day of the month preceding the month distribution commences.

          Section 9.  Adjustments and Payments for Diminution of Other
Benefits.
          (A) Amounts deferred by Participants shall not be deemed to be compensation for the purpose of allocations to the qualified retirement plans of the Company. In addition, amounts paid to a Participant as incentive pay are not taken into account in determining a Participant's benefits under certain of the Company's qualified retirement plans, and the Code places limitations on the amount of a Participant's compensation that may be taken into account in determining the Participant's benefits under said plans. To avoid any significant reduction in the value of a Participant's overall retirement benefits because of an election to defer compensation, because of the payment of compensation in the form of incentive pay, or because of limitations on compensation imposed by the
Code, the Company shall increase deferred earnings by increasing a Participant's Regular Deferred
Compensation Account and providing monthly payments as provided in this Section.
          (B) As of the end of each year, the Company shall adjust the Regular Deferred
Compensation Account of a Participant to reflect the approximate dollar amount, if any, such
Participant would have been allocated under the ESOP if compensation had not been deferred. No adjustments will be made to reflect any reduction in the amount of contributions which but for the deferral the Participant could have elected to make or directed the Company to make on behalf of the Participant to the ESOP or the Retirement Savings Plan, such as a voluntary, matching, or pay conversion contribution.
          (C) Participants shall receive a monthly payment under the Plan equal to the difference, if any, between the monthly annuities payable to the Participant under the Pension Plan and the NSP
Excess Benefit Plan, and the monthly annuities that would have been payable under the Pension Plan and the NSP Excess Benefit Plan if deferred compensation was taken into account in determining the
Participant's benefits under said plans. If a Participant dies while receiving such payments, the
Participant's surviving spouse, if any, shall be entitled to continued payments as provided in Section
10(D). If a Participant's surviving spouse receives a "Spouse's Benefit" under the Pension Plan as a result of the Participant's death prior to retirement, the Company shall pay to the surviving spouse a monthly amount equal to the difference, if any, between the monthly annuity payable to such surviving spouse under the Pension Plan and the NSP Excess Benefit Plan, and the monthly annuities that would have been payable under the Pension Plan and the NSP Excess Benefit Plan if deferred compensation was taken into account in determining the Participant's benefits under said plans. If benefits are paid to any Participant (or spouse) from Supplemental Benefits under the NSP Optional Disability Plan, the
Company will make similar payments each month to reflect the reduction, if any, in the amount of benefits payable because deferred compensation did not qualify as "monthly basic compensation."
          (D) For each Plan Year commencing on or after January 1, 1989, the Regular Deferred
Compensation Account of a Participant who is a member of the Executive Leadership Group shall be increased by a percentage of the amounts paid to the Participant in such Plan Year pursuant to a
Participating Employer's annual incentive compensation plan. For each Plan Year commencing on or after
January 1, 1990, the Regular Deferred Compensation Account of a Participant who is an Officer shall be increased by a percentage of the amounts paid to the Participant in such Plan Year pursuant to a
Participating Employer's annual incentive compensation plan. (Amounts paid to Participants pursuant to a Participating Employer's annual incentive compensation plans are referred to herein as "Incentive
Pay.") Such increases shall be determined by the Company in its sole discretion for each Plan Year, and shall be for the purpose of providing benefits that will approximate the additional benefits the
Participants would have received from the Pension Plan if the Participants' Incentive Pay for such Plan
Year had been taken into account in calculating the Participants' Pension Plan benefits. Increases under this Section 9(D) shall be credited to the Participant's Regular Deferred Compensation Account as of the dates on which the Participant receives payment of the Incentive Pay to which the increases relate.
          (E) An additional amount shall be credited to the Regular Deferred Compensation Account of a Participant listed on Schedule A if, on the date the Participant's employment terminates with all
Participating Employers, the Company determines that the increases credited to the Participant pursuant to Section 9(D) do not adequately replace the additional benefits the Participant would have received from the Pension Plan and the NSP Excess Benefit Plan if the Participant's Incentive Pay had been taken into account in calculating the Participant's benefits under said plans.
Such additional amount shall
be equal to the excess of:
          (1) the then present value (determined as provided in Section 9(H)) of the additional benefits the Participant would have received from the Pension Plan and the NSP Excess Benefit
     Plan if the Participant's Incentive Pay had been taken into account in calculating the
     Participant's benefits under said plans; over
          (2) the balance of the subaccount established to record the amounts credited to the
     Participant's Regular Deferred Compensation Account pursuant to Section 9(D) on the date the
     Participant's employment terminates with all Participating Employers.
          (F) Effective January 1, 1989, any reduction in the monthly annuity payable to the
Participant (or spouse) under the Pension Plan caused by the maximum annual benefit limitations imposed by Section 415 of the Internal Revenue Code of 1986, as amended, will be taken into account in determining benefits provided under the NSP Excess Benefit Plan. In addition, Officers of the Company, of Northern States Power Company, a Wisconsin corporation, and of NRG Energy Inc. shall receive a monthly payment under this Plan equal to the amount, if any, of the reduction in the monthly annuity payable to such Officer (or to such Officer's spouse) under the Pension Plan and the NSP Excess Benefit
Plan because compensation taken into account in determining the Participant's benefits under said plans did not include compensation which would have been taken into account, but for a limitation imposed by the Code on the maximum amount of compensation which can be used for determining an individual's benefits under a qualified defined benefit pension plan.
          (G) The Committee has the sole discretion to establish the method of determining the amount of adjustments to Regular Deferred Compensation Accounts, and the amount of payments to Participants and their surviving spouses, pursuant to this Section 9. Such methods may vary from year to year as long as all similarly situated Participants are adjusted or paid under the same method throughout a particular year. Notwithstanding anything in this Section 9 to the contrary, no adjustments to the
Regular Deferred Compensation Account of a Participant are required under Sections 9(D) or 9(E), and no payments to a Participant or surviving spouse shall be required under Sections 9(C) or 9(F), if the Participant's employment terminates (for any reason other than death) prior to the date the Participant becomes eligible for Normal, Early, Late, or Disability Retirement under the Pension Plan, but the
Company may make adjustments or payments at its discretion on an individual basis.
          (H) A Participant may elect to receive in a lump sum the present value of all payments attributable to Sections 9(C), 9(D), 9(E) and 9(F). Any such election will apply only to payments based on compensation earned in Plan Years beginning after the Plan Year in which the election is made, it will be irrevocable as to payments based on compensation earned in the Plan Years during which it remains in effect, and it will remain in effect until revoked by a new election. If the same election has not been made for every year, the portion of the payments attributable to Sections 9(C), 9(E) and
9(F) that will be paid in a lump sum will be determined by the Company in a consistent manner which reasonably reflects the period during which the lump sum election was in effect. The initial election by a Participant shall be irrevocable until the Participant attains age 50. (For purposes of the preceding sentence, a Participant who has not filed a written distribution election will not be deemed to have made an initial election.) The present value shall be determined at the sole discretion of the Committee applying an interest rate based on the interest rate being applied by the Pension Benefit
Guaranty Corporation for valuing immediate annuities at January 1 of the year in which such determination is being made, as further referenced in the Pension Plan. No election under this Section
9(H) changes the payments provided in Section 10(D) to the extent the adjustments or payments under
Sections 9(C), 9(D), 9(E) and 9(F) relate to service prior to 1989. Payment of a lump sum elected pursuant to this Section 9(H) shall be made on the date as of which payments to the Participant would have begun under Section 10(A).

          Section 10.  Distribution of Accounts.
          (A)  Normal Distribution.
          (1) Except as otherwise provided in Section 9(H) and this Section 10, a Participant's
Regular Deferred Compensation Account will be distributed to the Participant in 180 substantially equal monthly installments commencing on the last day of January following the calendar year in which the
Participant's employment terminates with all Participating Employers. The amount of each monthly installment paid during a particular Plan Year shall be the monthly amount the Company, in its discretion, determines is necessary to pay the Participant's Regular Deferred Compensation Account balance as of the end of the immediately preceding Plan Year, plus projected adjustments pursuant to
Section 8(B), in substantially equal installments over the remainder of the payment period. The
Company may at any time adjust the monthly payments to conform to a new estimate of a Participant's account additions. The Company may also increase the monthly payment amount and reduce the number of installment payments to the extent necessary to ensure that each installment (when added to any other periodic payments due under the Plan, including Wealth-Op) will equal at least $500 per month. (For payments to a surviving spouse, the minimum monthly payment shall be $250 instead of $500.)
          (2) Without regard to the foregoing, if so designated by the Participant in the deferral election, the Participant may irrevocably elect to have payments relating to such deferral election begin the last day of January following the later of (1) the date the Participant attains age 65 or
(2) the date on which the Participant's employment terminates with all Participating Employers;
provided, that such an election shall not be effective if the Participant's employment terminates before the Participant is eligible for Normal, Late, Early or Disability Retirement under the Pension
Plan.
          (3) If a Participant's termination of employment entitles the Participant to receive cash payments under the NSP Severance Plan, and the Participant's Eligible Benefit Date (as defined in
Section W1 of the Wealth-Op Deferred Benefit Addendum) occurs during the period for which such payments are being made, the Participant will not be considered to have terminated employment with all
Participating Employers for purposes of this Section 10(A) until such Eligible Benefit Date.
          (B)  Hardship Distributions.
          (1) Prior to termination of employment or at any time after distribution commences, a
Participant may make a written request to the Company to distribute the Participant's Regular Deferred
Compensation Account (exclusive of any payments attributable to Section 9(C) or Section 9(F)) at a different time or in a different manner, including in a lump sum payment or by installments which vary from those set forth in Section 10(A) above. Such request may be directed to the Company's President or to the Vice President in charge of the Human Resources Department.
          (2) The request shall be reviewed by a committee of at least three active employees of the Participating Employers (Committee), which Committee shall be the Committee as provided in Section
13, or by another committee delegated by such Committee to act on requests for special distribution of Regular Deferred Compensation Accounts. No employee appointed to such Committee shall act on a request by such employee as a Participant.
          (3) The Committee shall review each request, which may be supplemented by further oral or written communication with the Participant and, in its sole discretion, shall determine whether to grant the request in whole or in part and direct distribution accordingly. The request should be granted if the Committee believes the Participant will suffer a financial hardship if the request is not granted, but the Participant shall have no right to appeal or dispute the Committee's absolute discretion in deciding the matter. The foregoing shall not exclude the Participant from renewing a denied request in a subsequent calendar year, or resubmitting a denied request setting forth new or additional justification for the same. No person in the employ of a Participating Employer shall be eligible for a financial hardship distribution and no person may receive a financial hardship distribution after retirement, except to meet a financial hardship caused by casualty loss or by illness, injury or death of the Participant, spouse or dependent as described below for a former employee. No former employee may obtain a distribution for financial hardship for at least six months after termination of employment. Financial hardship shall be the inability of the former employee to meet financial obligations originally incurred while employed or to meet a financial emergency caused by an extraordinary and unforeseeable casualty loss or brought about by the death or the sudden and unexpected illness or injury of the former employee, spouse or dependent (as defined in Section 152(a) of the Code) which the former employee (or spouse) cannot meet with current income or by liquidation of assets to the extent the liquidation of assets would not in itself cause severe financial hardship.
Payments shall not be made in excess of the amount needed to satisfy the financial hardship.
          (C) Distribution upon Death. Upon the death of a Participant, the Participant's Regular
Deferred Compensation Account shall be distributed to the Participant's Beneficiary. If the
Beneficiary is the Participant's spouse, the distribution shall be paid to such spouse in the same manner as it was being paid, or would have been paid, to the Participant including a right of such spouse to request a special distribution under Section 10(B). In all other cases, the distribution of the account shall be made in a lump sum to the Beneficiary within 30 days after the Company receives acceptable proof of Beneficiary status and receives necessary proof of address and identity.
          (D)  Lifetime Distribution of Certain Pension-Related  Payments.
If no lump sum payment
as provided in Section 9(H) was elected, the monthly payments, if any, required by Sections 9(C) and
9(F) shall be made to the Participant for life and, if survived by a spouse receiving a monthly benefit from the Pension Plan, such surviving spouse shall receive one-half of the Participant's monthly payment for as long as payments continue to the spouse under the Pension Plan. The monthly payments may be added directly to monthly payments, if any, being made under the prior provisions of this
Section 10. If the monthly benefit payment payable under the preceding sentence should at any time be in an amount less than $500 per month, the benefit payments can be adjusted so as to be payable every other month or other periodic interval, but not less than annually, which will result in each payment (other than an annual payment) being in an amount of $500 or more. For payments to a surviving spouse, the minimum monthly payment will be $250 instead of $500. Section
7 additions will not be
applied to any payments generated by Section 9(C) or 9(F). If no other monthly payments are being made, or to be made, under this Plan, and if the present value of any benefit payable under this
Section 10(D) is less than $5,000, the Participating Employer shall pay the present value of such benefit to the Participant (or spouse) in a single lump sum in lieu of any further benefit payments hereunder. Present value will be calculated as provided in Section 9(H).

          Section 11.  Beneficiaries and Alternate Payees.

          (A) Beneficiaries. Except when a death benefit is payable only to a surviving spouse, a Participant may designate a Beneficiary (which may be more than one person or entity) to whom distribution of such Participant's Regular Deferred Compensation Account and/or Wealth-Op Deferred
Benefit Account shall be made in the event of the Participant's death prior to the full receipt thereof. Such a designation may be changed or revoked by the Participant at any time without notice to the Beneficiary. The designation of any Beneficiary and any change or revocation thereof shall be made in writing and delivered to the Company prior to the death of the Participant. If no Beneficiary is designated, if a designation is revoked in whole or in part, or if a designated Beneficiary shall not survive to receive all payments due hereunder, all or such part of the Participant's accounts as have not been distributed shall be payable to the first class of the following classes of automatic
Beneficiaries then surviving and (except in the case of surviving issue) in equal shares if there are then more than one in each class: (1) Participant's widow or widower; (2) Participant's surviving issue per stirpes; (3) Participant's surviving parents; (4) Participant's surviving brothers and sisters;
(5) executor or administrator of Participant's estate. For the purpose of the foregoing, "per stirpes" means in equal shares among living children and the issue of deceased children, the latter taking by right of representation. "Issue" means all persons who are descended from the person referred to, either by legitimate birth to or legal adoption by such person, or any of such person's legitimately born or legally adopted descendants. A Beneficiary or surviving spouse who intentionally causes the death of the Participant shall be deemed to have not survived the Participant for purposes of all distributions. The foregoing provisions of this Section shall not preclude the designation of a
Beneficiary's estate or other contingent Beneficiaries in the event the first designated Beneficiary does not survive to receive full payment. (If the Beneficiary is the spouse, and the spouse dies before full distribution, the account balance shall be distributed to the next then surviving contingent Beneficiary of the deceased Participant; provided that if the Participant by will or other written designation gave the spouse by power of appointment or otherwise the power to select the
Beneficiary upon death of the spouse, the distribution shall be to the Beneficiary designated in writing by the spouse if the spouse files such designation with the Company before the death of the spouse.)
          (B) Alternate Payee's Beneficiary. In regard to the account of an Alternate Payee, the
Alternate Payee may designate a Beneficiary, or, in lieu thereof, shall have a Beneficiary determined by the Plan, in the same manner as though the term "Alternate Payee" were substituted for the term
"Participant" in Section 11(A) above.
          (C) Presumptions. If a Beneficiary, including a surviving spouse, and the Participant die under circumstances where it is not known who died first, it will be presumed, for the purpose of this Section 11, that the Participant survived the Beneficiary. If the Company is unable to locate an automatic or designated Beneficiary (other than a surviving spouse) within six months after death, or within 60 days prior to the contemplated initial distribution of the decedent's account, whichever date shall last occur, the Beneficiary as of that date shall be deemed to have waived the Beneficiary's right to receive a distribution from the Plan. The distribution which would otherwise have been made to such Beneficiary shall then be made from the Plan to the contingent Beneficiary(ies) then surviving as though such Beneficiary did not survive the decedent. A surviving spouse who cannot be located within two years of the decedent's death shall be presumed to have not survived the decedent, and distribution of the decedent's account shall be made to the contingent Beneficiary(ies) surviving at the time of distribution.
          (D) Waiver of Interest. If a Beneficiary, including a surviving spouse, waives all right to receive distribution from the Plan in writing delivered to the Company, the distribution shall be made to the contingent Beneficiary(ies) surviving at the time of distribution. In addition, if the
Beneficiary's Social Security number or other information required for distribution is not delivered to the Company within the time designated (not less than 30 days) in a written notice sent by the
Company to the last known address of the Beneficiary, the Beneficiary shall be deemed to have waived the Beneficiary's right to receive distribution from the Plan.
          (E) Benefits Unassignable. Except for assignment to an Alternate Payee as hereafter permitted, to the extent permitted by law, no Participant or Beneficiary shall have any transferrable interest in a Regular Deferred Compensation Account or a Wealth-Op Deferred Benefit Account before or after such an account is being distributed; the right of any such Participant or Beneficiary to any payment before the actual receipt thereof hereunder shall not be subject in any manner to attachment or other legal process or debts or other legal obligations of such Participant or Beneficiary; and any such interest in the account or payment therefrom shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
          (F) Assignments Pursuant to a QDRO. Section 11(E) shall not apply to amounts payable to an Alternate Payee pursuant to a qualified domestic relations order satisfying the requirements of
Section 206(d) of ERISA. The Company shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders.

          Section 12. Amendment and Termination. The Company reserves the right to amend or terminate this Plan without notice to or consent of Participants. Any such amendment or termination shall be set forth in writing and executed by the President or any Vice President and attested by the
Secretary or any Assistant Secretary of the Company. It shall transmit any such amendments to other
Participating Employers. Each other Participating Employer reserves the right to withdraw from participation in this Plan, but until such withdrawal occurs, they shall be bound by the Plan as originally established and as amended from time to time. The Company expressly reserves the right to retroactively amend the Plan if the Company determines that such amendment is necessary to maintain the tax qualified status of any other retirement plan maintained by a Participating Employer, or if the amendment is not adverse to the Participants.

          Section 13.  Administrative Provisions.
          (A) Committee. This Plan shall be administered by the Company. The Company may act through a committee of at least three persons appointed by the Company's Chief Executive Officer or
President, which committee shall be designated and known as the "Deferred Compensation Committee."
The appointment of the Committee shall be by written designation on file in the office of the Secretary for the Company. The Committee may delegate any or all of its administrative authority. The Committee shall have the power to interpret and resolve all questions arising under the Plan and to adopt such rules and policies as it deems necessary for the administration of the Plan.
          (B) Facility of Payment. In case of incompetency of a Participant or Beneficiary entitled to receive any distributions under the Plan, and if the Committee shall be advised of the existence of such condition, the Committee shall direct distribution to occur to any of the following:
          (1) To the duly appointed guardian or other legal representative of such Participant or
               Beneficiary;

          (2) To any person designated as a Beneficiary by the Participant if such Beneficiary resides in the same household as the Participant;

          (3) To a person or institution entrusted with the care and maintenance of the incompetent
               Participant or Beneficiary, provided such person or distributed interest will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a legal representative of such Participant or Beneficiary.

Any distribution made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation on the part of the Participating Employers or the
Committee under the Plan.
          (C) Source of Payment. Any payments pursuant to this Plan shall be payable out of operating funds of the Participating Employers. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds credited hereunder shall for all purposes be part of the general funds of the Participating Employers, and no person other than
Participating Employers shall, by virtue of this Plan, have any interest in such funds; provided that the Company may, in its sole and absolute discretion, create a trust of the type commonly known as a
"rabbi trust" and may transfer funds or property to such trust for the purpose of facilitating the
Participating Employers' obligation to make payments pursuant to the Plan. Any funds or property so transferred shall be subject at all times to the claims of the Participating Employers' general creditors. To the extent that any person acquires a right to receive payment from the Participating
Employers under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Employers.
          (D)  Claims Procedure.
          (1) If a Participant or other person with a claim for payments under the Plan makes a written request for a payment or a claim for a greater payment, the Participating Employer responsible for such payment shall treat it as a claim for benefits. All claims for benefits shall be directed to the officer in charge of the Human Resources Department or equivalent department of the
Participating Employer. If the Participating Employer determines that any individual who has claimed a right to receive benefits under the Plan is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall make specific reference to the pertinent
Plan provisions on which the denial is based, and describe any additional material or information, if any, necessary for the claimant to perfect the claim and the reason any such additional material or information is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim.
          (2) The claimant may within 90 days thereafter submit, in writing to the officer in charge of the Participating Employer's Human Resources Department, a notice that the claimant contests the Participating Employer's denial of the claim and desires a further review. The Participating
Employer shall review the claim within 60 days thereafter, and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Participating Employer. The
Participating Employer will render its final decision with the specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the claimant and the Participating Employer have agreed to an extension of time.
          (E) Right to Withhold Payment. Each Participating Employer reserves the right to withhold authorization of any distribution of a Regular Deferred Compensation Account or a Wealth-
Op Deferred Benefit Account until it receives any information reasonably required of it for the administration of the Plan from the person to whom the distribution is apparently payable. Each
Participating Employer further reserves the right to suspend distribution of a Regular Deferred
Compensation Account or a Wealth-Op Deferred Benefit Account to a Participant or Beneficiary until any monetary claims of the Participating Employers against the Participant have been resolved by judicial action or by written agreement with the Participant. Any such action or agreement may forfeit all or a portion of such deferred accounts in settlement of such claim.
          (F) Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent the same are superseded or preempted by applicable federal law.
          (G) Number. Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.
          (H) Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or any other person for a continuation of employment, nor shall it interfere with the rights of any Participating Employer to discharge any employee and/or to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant.

                                    *  *  *  *  *

                                    SCHEDULE A

                           PARTICIPANTS ENTITLED TO INCREASES
                                  UNDER SECTION 9(E)


          Craig Blair    Arland Brusven      Tony Schuster
          Ron Clough     Jim Cox             Vince Beacom
          Jim Doudiet    Jim Howard          Glenn Thorsen
          Rollie Jensen  Gary Johnson        Pat Watkins
          Bill Lynch     Jim McIntyre        James Tacheny
          Hazel O'Leary  Dave Peterson       Chuck Larson
          Roger Sandeen  Larry Taylor        Edwin Theisen
          Keith Wietecki John Noer

                         WEALTH-OP DEFERRED BENEFIT ADDENDUM
                                        TO
                             NSP DEFERRED COMPENSATION PLAN
                                    INTRODUCTION
          This WEALTH-OP DEFERRED BENEFIT ADDENDUM (hereinafter the "Wealth-Op Program") is part of the NSP DEFERRED COMPENSATION PLAN (the "Plan"), and constitutes a deferral option available to
Participants under the Plan. Participants in the Plan may elect, to the extent permitted hereunder, to have future deferrals invested in the Wealth-Op Program and/or to "rollover" or transfer a lump sum amount from the Participant's other deferred compensation accounts maintained under the Plan which are invested in the Fixed Income Option and/or the NSP Phantom Stock Option to the Wealth-Op Program.
               The Wealth-Op Program was first adopted in 1984 and was significantly changed in
1987. The Wealth-Op Program, as amended, consists of two separate parts to allow the accumulation of deferrals under the elections made before 1987 and to allow new elections for deferrals after 1987.
For convenience, the original Wealth-Op Program (relating to Wealth-Op deferral elections filed before
1987) will sometimes be referred to as "Wealth-Op I Program" and the amended Wealth-Op Program
(relating to Wealth-Op deferral elections filed after January 1, 1987) as the "Wealth-Op II Program."
Unless the context otherwise clearly implies, references to "the Wealth-Op Program" will relate to elections under either the original or amended program, provided that in every event, the Wealth-Op
I Program shall not apply to any deferral elections filed after January 1, 1987.
               Any amount which is invested by the Participant in a completed Benefit Unit under the Wealth-Op Program may not thereafter be transferred to be held for investment under any other deferred compensation account or deferral option which is available under the Plan, unless the
Participant elects to terminate the Participant's entire participation in the Wealth-Op Program. All amounts which are invested in the Wealth-Op I Program shall be paid to the Participant and/or the
Participant's Beneficiary pursuant to the Wealth-Op I Program and all amounts which are invested in the Wealth-Op II Program shall be paid to the Participant and/or the Participant's Beneficiary pursuant to the Wealth-Op II Program.
               The terms of the Wealth-Op Program option under the Plan are set forth herein.
Except as specifically provided herein, the provisions of Sections 7, 8, 9 and 10 of the Plan shall not apply to the Wealth-Op Program. In the event of any inconsistency relating to the Wealth-Op
Program between the provisions of the Plan and this Addendum establishing the Wealth-Op Program, the provisions of this Addendum shall govern. Section 9 adjustments and payments will be made whether a
Participant elects a Section 7 option or the Wealth-Op Program, but increases to a Participant's
Regular Deferred Compensation Account pursuant to Sections 9(D) and 9(E) of the Plan cannot be deferred to the Wealth-Op Program, and other adjustments pursuant to Section 9 of the Plan to a Participant's
Regular Deferred Compensation Account cannot be deferred to the Wealth-Op Program except as a
"rollover" election as provided in Section W2.

                                  WEALTH-OP PROGRAM
               Section W1.  Definitions.

               The definitions contained in the Plan shall also apply for the purposes of this
Addendum which shall govern the Wealth-Op Program. In addition, for the purposes of the Wealth-Op
Program, the following words and phrases shall have the meanings indicated and, unless the context clearly implies otherwise, the singular includes the plural:
               Benefit Unit. "Benefit Unit" means each separate unit of investment by a Participant under the Wealth-Op Program. A separate Benefit Unit shall exist with respect to the Total Deferral Amount associated with each separate annual election or special
               "rollover" election. An "Uncompleted Benefit Unit" means a Benefit Unit for which the Participant has not completed deferrals of the "Total Deferral Amount" upon attainment of the Participant's Retirement Date.

               Committee. "Committee" means the Deferred Compensation Committee appointed to administer the Plan pursuant to Section 13 of the Plan.

               Company's Declared Rate. The "Company's Declared Rate" is a rate established annually for each year by the Company based on its calculation of its overall weighted average after-tax rate of return on rate base allowed in its most recent
               Minnesota rate case.

               Determination Date. "Determination Date" means the date on which the amount of a
               Participant's Wealth-Op Deferred Benefit Account is determined as provided in Section
               W3(A) hereof. The last day of each Plan Year shall be a Determination Date.

               Disability. "Disability" means any termination of service which the Committee, in its complete and sole discretion, determines is by reason of a Participant's total and permanent inability due to sickness or injury, to engage in any gainful occupation for which the Participant is reasonably qualified in consideration of the
               Participant's training, education, experience and/or prior average earnings. It shall be the duty of the Participant to submit medical and other evidence to support a claim for Disability, but the Committee may require the Participant to submit to an examination by a competent physician or medical clinic selected by the Committee.
               On the basis of such medical evidence, the determination of the Committee as to whether or not a condition of total and permanent disability exists shall be conclusive. To constitute Disability, the same must be continuous for at least six months and must commence while the Participant is in the active service of a
               Participating Employer and a Participant in the Wealth-Op
Program.

               Eligible Benefit Date. "Eligible Benefit Date" means the date upon which the
               Participant becomes eligible for normal or early retirement under the Pension Plan
               (or would have become eligible for early retirement in the case of an earlier disability retirement under the Pension Plan).

               Fixed Rate. The "Fixed Rate" refers to the Interest Yield based on 120% of the ten-
               year rolling average of ten year United States Treasury Notes yield determined as of the last day of December preceding each Plan Year as published by the Federal
               Reserve Board.

               Interest Yield. "Interest Yield" for the purposes of the Wealth-Op II Program means an effective annual rate equal to either (i) 120% of the ten-year rolling average of ten-year United States Treasury Notes yield determined for each Plan Year as of the prior December 31, as published by the Federal Reserve Board (the Fixed Rate), or (ii) as if invested in one or more funds selected by the Company in the proportions elected by the Participants, less an annual administrative fee, if any, provided that the election is in at least 20% increments (the Variable Rate);
               provided, however, after the death of the Participant, the Interest Yield for purposes of the Wealth-Op II Program shall be annually adjusted to be equal to the
               Company's Declared Rate.

               "Interest Yield" in regard to the Wealth-Op I Program means an effective annual rate equal to the published monthly average for each month of Moody's Seasoned Corporate
               Bond Yield Index as determined from Moody's Bond Record published by Moody's
               Investor's Service, Inc. (or any successor thereto), or if such index is no longer published, a substantially similar average selected by the Committee, plus 3% per annum, or such higher annual interest yield as the Committee may determine.

               Retirement Date. For purposes of the Wealth-Op Program, "Retirement Date" means the date of Termination of Service of the Participant subsequent to the Participant's
               Eligible Benefit Date.

               Survivor Benefits. "Survivor Benefits" refers to the benefits payable under Section
               W8 upon the death of a Participant.

               Termination of Service. "Termination of Service" means the Participant's ceasing service with the Participating Employers for any reason whatsoever, whether voluntary or involuntary, except death; provided, however, that if a Participant's termination of employment entitles the Participant to receive cash payments under the NSP
               Severance Plan and the Participant's Eligible Benefit Date occurs during the period for which such payments are being made, the Participant's Termination of Service shall not be deemed to have occurred until the earlier of the Participant's Eligible
               Benefit Date or the Participant's death.

               Total Deferral Amount. "Total Deferral Amount" means the total aggregate deferral amount which the Participant has agreed to invest with respect to a particular
               Benefit Unit under the Wealth-Op Program.

               Variable Rate. The "Variable Rate" refers to the Interest Yield that would have been produced if invested in one or more funds selected by the Company in the proportions elected by the applicable Participant, less an annual administrative fee, provided that the election is in at least 20% increments.

               Wealth-Op Deferred Benefit Account. "Wealth-Op Deferred Benefit Account" means one of the accounts maintained on the books of account of the Company for each
               Participant with respect to each Benefit Unit under the Wealth-Op Program. A
               Participant's Wealth-Op Deferred Benefit Account shall be calculated pursuant to
               Section W3 and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Wealth-
               Op Program. A Participant's Wealth-Op Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind. Accounts with respect to the Wealth-
               Op I and Wealth-Op II Programs shall be maintained separately and for convenience may be referred to as the "Wealth-Op I Deferred Benefit Account" and "Wealth-Op II
               Deferred Benefit Account."

               Section W2.  Employee Deferrals.

               (A) All elections for the Wealth-Op Program filed before 1987 relate to the Wealth-
Op I Program and all elections filed after January 1, 1987, relate to the Wealth-Op II Program.
Subject to the limitations set forth in this Section W2, each Participant may elect the Wealth-Op
Program as an option for all or a portion of the Participant's deferments under the Plan either in (i)
an annual election made under Section 6 of the Plan or (ii) a special "rollover" election made at such time or times and in such manner as the Committee may permit. Each election constitutes an agreement by the Participant to make the entire deferral indicated on the election form.
               (B) The annual election shall permit a Participant to elect to defer for investment in the Wealth-Op Program a specified annual dollar amount for a period of either four or eight years or such other period as the Committee may permit. A Participant may not elect to defer for a period of time extending beyond the date on which the Participant plans to retire, but may elect to defer a specified amount for a number of months lasting until the Participant's planned retirement date if it is less than four or eight years from the beginning of such deferrals. The annual dollar amount shall be deferred in equal amounts on a monthly basis or as otherwise may be determined by the Committee.
For elections after January 1, 1987, the minimum annual deferral amount which may be invested in any
Benefit Unit under the Wealth-Op II Program shall be as follows:
                    Age 40 and under:   $2,700
                    Age 41-50:          $3,900
                    Age 51-60:          $5,500
                    Age 61-65:          $6,400
("Age" is determined as of January 1 following the election using nearest birthday.) The Committee may modify the minimum Total Deferral Amount for all Participants relating to a particular election
without amending the Plan. A Participant who has previously made an election to invest deferrals in the Wealth-Op Program will be permitted to complete such deferrals on an accelerated basis over a shorter period at such times and in such manner as may be permitted by the Committee. Each election to defer for investment in a Wealth-Op Program Benefit Unit must be paid in full by a Participant who remains an employee of any Participating Employer. If a Participant who remains an employee fails to complete deferrals for any Benefit Unit, then the Participant will receive only the Termination Benefit described in Section W6 with respect to such deferrals.
               (C) The maximum deferral amounts for a Participant electing an Interest Yield based on the Fixed Rate shall be $20,000 per year for a four-year election and $10,000 per year for an eight-
year election, or such other amount as may be specified from time to time by the Committee. For
Participants electing an Interest Yield based on the Variable Rate, no maximum shall apply unless otherwise determined by the Committee and as communicated by the Company before elections are made in any particular calendar year.
               (D) The special "rollover" election shall permit a Participant to transfer a lump-
sum amount from one or more other deferred compensation accounts or subaccounts maintained for the
Participant under Section 8 of the Plan to the Wealth-Op II Program, except that a subaccount established to record amounts credited to a Participant pursuant to Sections 9(D) or 9(E) cannot be rolled over to the Wealth-Op Program. The minimum "rollover" amount which may be invested in any
Benefit Unit shall be as follows:
                    Age 40 and under:   $11,000
                    Age 41-50:          $15,000
                    Age 51-60:          $22,000
                    Age 61-70:          $29,000
("Age is determined as of January 1 following the election using nearest birthday.) The Committee may from time to time modify the above dollar limitations for all prospective "rollover" elections. The
Committee may refuse to allow a "rollover" in excess of the amount a Participant contemplating retirement needs to meet deferral commitments on any Uncompleted Benefit Unit.
              (E)Every
annual election and special "rollover" election shall specify the "Total Deferral Amount" covered by the election, which shall mean the total aggregate deferral amount which the Participant has agreed to invest in the Wealth-Op Program pursuant to that election, i.e., in the case of an election of a four year deferral the aggregate amount to be deferred for all four years.
A separate "Benefit Unit"
shall exist with respect to the "Total Deferral Amount" associated with each separate annual election or special "rollover" election.
               (F) Amounts deferred by a Participant under the Wealth-Op Program during a Plan
Year shall be credited to the Participant's Wealth-Op Deferred Benefit Account not later than the last day of the applicable Plan Year or at such earlier time as the Committee may determine.
               (G) All deferral elections under the Wealth-Op II Program must designate the elected Interest Yield. The designation of the Variable Rate or the Fixed Rate is irrevocable and the
Participant cannot later switch from one to the other. In the Variable Rate, the Participant may elect one or more of the "mirrored" investment funds as long as each election is for an increment of at least twenty percent. In addition, the Participant may prospectively elect in writing, as to each Benefit
Unit for which the Variable Rate was elected, to change the previously elected "mirrored" investments, subject to the 20% minimum for each increment. Such a re-election by the Participant cannot be made more than four times in a Plan Year. In addition such a re-election must be on a form provided by the Company and the changes requested will be effective as soon as possible, but within ten business days after receipt by the Company's Human Resources Department.
               Section W3.  Deferred Benefit Accounts.

               (A) As of each Determination Date, a Participant's Wealth-Op Deferred Benefit
Account shall consist of the balance of such Wealth-Op Deferred Benefit Account as of the immediately preceding Determination Date plus any amounts contributed to such Wealth-Op Deferred Benefit Account since the immediately preceding Determination Date minus all distributions, if any, made from such
Wealth-Op Deferred Benefit Account since the preceding Determination Date. As of each Determination
Date, a Participant's Wealth-Op Deferred Benefit Account shall be increased by the amount of interest earned since the preceding Determination Date based upon the Interest Yield as provided in Section W1 and as elected by the Participant as provided in Section W2(G). Interest based on the elected Interest
Yield shall be credited to the Wealth-Op Deferred Benefit Account at least annually, in a manner to be determined by the Committee in its sole discretion, based on the Interest Yield applicable to the particular Wealth-Op Deferred Benefit Account since the last preceding Determination Date. The
Committee, in its sole discretion, shall also determine what interest, if any, to credit on amounts deferred by the Participant during the applicable Plan Year. The Committee may, but shall not be required to, (i) credit such amounts to the Participant's Wealth-Op Deferred Benefit Account prior to the last day of the applicable Plan Year or (ii) credit such amounts with interest for any period during the applicable Plan Year.
               (B) The Company shall submit to each Participant, within 90 days after the close of the Plan Year, a statement in such form as the Company deems desirable setting forth the Wealth-
Op Deferred Benefit Account balances maintained for such Participant as of the applicable date.
Participants shall receive separate information for each separate Benefit
Unit.
               Section W4.  Normal Benefit.

               (A) The Normal Benefit shall be payable, if the Participant continues in service with a Participating Employer until the Participant's Eligible Benefit Date, for each Benefit Unit for which the Participant has completed deferrals of the "Total Deferral Amount." The Normal Benefit shall be payable monthly for 15 years commencing on the last day of January of the calendar year following the calendar year in which the Participant's Retirement Date occurs. If so designated by the
Participant in the deferral election, the Participant may irrevocably designate that payments relating to such deferral election begin the last day of the January following the later of (1) the date the Participant attains age 65 or (2) the Participant's Retirement Date; this election is irrevocable.
The Normal Benefit for each Benefit Unit shall be computed based on the Participant's Wealth-Op
Deferred Benefit Account as defined in Section W1. Prior to the first payment the Committee will establish approximately equal monthly payments which it estimates will amortize the Participant's
Wealth-Op Deferred Benefit Account over the payment period. The remaining balance of the Participant's
Wealth-Op Deferred Benefit Account at the end of each Plan Year shall continue to be credited with the Interest Yield during the payment period for payment of the Normal Benefit, and a separate adjustment of the Interest Yield earned during each year subsequent to the Participant's Retirement Date will be made annually, or more frequently at the sole discretion of the Committee.
If the adjustment is
negative, the difference shall be deducted either (i) ratably from the amounts payable in the following
Plan Year, or (ii) from the first amounts payable in the next Plan Year, as the Committee, in its sole and absolute discretion, shall determine.
               (B) The Committee may determine, following the procedures and standards of Section
10(B) of the Plan relating to financial hardship, to accelerate payment of a Participant's Normal
Benefit not exceeding the balance of the Participant's Wealth-Op Deferred Benefit Account. As a condition of any such acceleration, the Participant shall be required to terminate participation in
Wealth-Op, as provided in Section W7.
               Section W5.  Uncompleted Benefit Units.

               (A) The following provisions shall apply to any Benefit Unit for which the
Participant has not completed deferrals of the "Total Deferral Amount" upon attainment of the
Participant's Retirement Date, which shall be referred to as an "Uncompleted Benefit Unit." If the
Participant has not completed deferrals of the Total Deferral Amount for any Uncompleted Benefit Unit
upon attainment of the Participant's Retirement Date, the Participant may elect to receive either a
Modified Normal Benefit or a Reduced Benefit Unit as described below, or a Termination Benefit as described in Section W6, with respect to such Uncompleted Benefit Unit.
               (B) If the Participant elects to receive a Modified Normal Benefit, the Normal
Benefit shall be modified in the following manner. The Participating Employers shall deduct from the
Normal Benefit payments which would otherwise be made on account of all Benefit Units of the
Participant amounts equal to the remaining deferrals which were to be made on the Participant's
Uncompleted Benefit Units and credit such amounts to be applied as deferrals against the Total Deferral
Amounts for such Uncompleted Benefit Units. The amounts which are deducted from Normal Benefit payments shall reduce the balances of the Wealth-Op Deferred Benefit Accounts for the Benefit Units
from which such Normal Benefit payments would have been made and shall increase the balances of the
Wealth-Op Deferred Benefit Accounts for the Uncompleted Benefit Units which are credited with such amounts. Alternatively or in addition, a Participating Employer may complete the Participant's
Uncompleted Benefit Units by transferring funds from the Participant's Regular Deferred Compensation
Account. For any Uncompleted Benefit Unit for which the deferrals are completed in the manner described above, the Normal Benefit payments shall commence after the deferrals associated with such
Benefit Unit are completed. The manner of modifying the Normal Benefit payments on account of
Uncompleted Benefit Units shall be established, and may be modified from time to time, by the Committee in its sole discretion. The Participant may elect to receive a Modified Normal Benefit only if the
Normal Benefit payments which would otherwise be made on account of all Benefit Units of the
Participant will be sufficient to make the required deferrals associated with an Uncompleted Benefit
Unit on a timely basis.
               (C) A Participant may elect a Reduced Benefit Unit if the account balance for that deferral election is sufficient, as determined by the Company based on calculations at that time, to support a smaller Wealth-Op Benefit Unit. If the Participant elects to receive a Reduced Benefit Unit, the Company shall change the Uncompleted Benefit Unit to a completed Benefit Unit of a smaller size and a Total Deferral Amount equal to the deferrals which had been completed on the Uncompleted Benefit
Unit. Benefits related to a Reduced Benefit Unit shall be based on such Total Deferred Amount.
               (D) If the Participant does not or cannot elect either a Modified Normal Benefit or a Reduced Benefit Unit, the Participant shall receive the Termination Benefit, described in Section
W6, with respect to such Uncompleted Benefit Unit.
               Section W6.  Termination Benefit.
               Except as provided in Sections W8 or W9, upon a Participant's Termination of Service before the Participant's Eligible Benefit Date, the Participant shall be entitled to the "Termination
Benefit" described in this Section W6. The Termination Benefit for each Benefit Unit shall be the balance of the Participant's Wealth-Op Deferred Benefit Account, adjusted to reflect any earnings or losses credited before distribution in accordance with Section 10 of the Plan. Upon any Termination of Service of the Participant before the Participant's Eligible Benefit Date, the balances of the
Participant's Wealth-Op Deferred Benefit Account shall be transferred to the Participant's Regular
Deferred Compensation Account under the Fixed Income Option of Section 7(C) of the Plan (the "Fixed
Income Option") and shall be distributed to the Participant in accordance with Section 10 of the Plan.
Upon such transfer the Participant shall have no further right to any further deferrals, survivor, disability or other benefits under the Wealth-Op Program. Where the Wealth-Op Program provides for treatment under this Section of a specific Benefit Unit for which all deferrals have not been completed, then only balances related to that Benefit Unit shall be transferred and only Wealth-Op
Program benefits related to that Benefit Unit shall be terminated.
               Section W7.  Termination of Participation in Wealth-Op
Program.
               A Participant may elect to terminate participation in the Wealth-Op Program prior to the Participant's Retirement Date at such time or times as the Committee may permit. Any termination of participation in the Wealth-Op Program must apply to all of the Participant's Benefit
Units under the Wealth-Op Program. In such event the Participant shall transfer an amount equal to the Termination Benefit which would be payable pursuant to Section W6 above to be invested under one or more of the other deferral options which are available under Section 7 of the Plan. Upon such transfer the Participant shall have no further right to any survivor, disability or other benefits under the Wealth-Op Program.
               Section W8.  Survivor Benefit.
               (A) Death While in Service Prior to Age 55. If the Participant dies while in the service of a Participating Employer prior to attaining age 55, the Participating Employer shall pay an annual Survivor Benefit to the Participant's Beneficiary, until the Participant would have attained age 65, in an amount equal to 50% of the Participant's Total Deferral Amount with respect to each
Benefit Unit, up to a maximum annual Survivor Benefit for all Benefit Units equal to 100% of the
Participant's annual base salary from a Participating Employer at the time of the Participant's death,
or 100% of the Participant's highest four year average annual base salary, whichever is greater. The payments will be made in equal monthly installments commencing the end of the month following the month in which the Participant's death occurred. In lieu of the Survivor Benefit payable under this subsection, the Participating Employer shall pay to the Beneficiary the Normal Benefit payments which would have been paid to the Participant pursuant to Section W4 (except that the Interest Yield after death shall be adjusted to the Company's Declared Rate for Wealth-Op II Benefit Units) if the
Participant's Retirement Date had been the day preceding the Participant's death if those Normal
Benefit payments (ignoring the time value of money but including current Interest Yield) are a larger total amount than the Survivor Benefit, as estimated at the time payments commence, and if the
Beneficiary gives written consent. Payments will commence the end of the month following the
Participant's death if the Beneficiary's written consent is obtained and no payments will be made under this Normal Benefit option if such consent is not obtained within 90 days of the Participant's death.
No Survivor Benefit shall be payable with respect to a Participant who was not in the service of a
Participating Employer at the time of the Participant's death (except for a Participant who is treated under Section W9 as having continued in service during the period of Disability) if the Participant's
Termination of Service occurred prior to the Participant's attaining age 55.
               (B) Death While in Service After Age 55. If the Participant dies while in the service of a Participating Employer after attaining age 55, the Participant's Beneficiary shall be entitled to receive the Normal Benefit payments which would have been paid to the Participant pursuant
to Section W4 if the Participant's Retirement Date had been the day preceding the Participant's death, except that the account will be credited after death at the Company's Declared Rate in the case of
Wealth-Op II Benefit Units. Monthly payments will commence the end of the month following the month in which the Participant's death occurred. In addition, the Participant's surviving spouse, if any, shall be entitled to receive as a Spouse's Benefit 50% of the average monthly Normal Benefit payment previously paid to the Participant or Beneficiary under Section W4 during each month for the remainder of the spouse's lifetime commencing with the month subsequent to completion of the Normal Benefit payments; provided, however, that in the event the surviving spouse is more than five years younger than the Participant at the time of the Participant's death, this payment shall be reduced by 0.5% for each month that the surviving spouse is more than 60 months younger than the Participant, up to a maximum reduction of 33% of the Spouse's Benefit. The Participating Employer will pay the benefits described in Section W8(A) for a period of ten years, in lieu of the benefits described in the foregoing provisions of this Section W8(B), if such adjusted benefits under Section W8(A) would be a larger total amount, payable to the Beneficiary, as estimated at the time payments commence (ignoring the time value of money but including current Interest Yield), and if the Beneficiary and any surviving spouse give their written consent. Payments will commence under this alternative at the end of the month following the month in which the Participant's death occurred if written consent is obtained.
Payments of the Normal Benefit to a Beneficiary who is not a surviving spouse may be deferred for a period, not exceeding 90 days, until a written consent or rejection in regard to a ten-year payment is obtained from the surviving spouse.
               (C) Death After Retirement. If the Participant retires after the Participant's
Eligible Benefit Date and thereafter dies, and does not receive a lump sum payment of the Normal
Benefit, the Participating Employer shall pay to the Participant's Beneficiary the remaining Normal
Benefit payments which would have been paid to the Participant pursuant to Section W4, except that the account shall be credited after death at the Company's Declared Rate in the case of Wealth-Op II
Benefit Units. In addition, the Participant's surviving spouse, if any, shall be entitled to receive
50% of the average monthly Normal Benefit payment previously paid to the Participant or Beneficiary under Section W4 during each month for the remainder of the spouse's lifetime commencing with the month subsequent to the death of the Participant or completion of the Normal Benefit payments, whichever is later; provided, however, that in the event the surviving spouse is more than five years younger than the Participant at the time of the Participant's death, this payment shall be reduced by 0.5% for each
month that the surviving spouse is more than 60 months younger than the Participant, up to a maximum reduction of 33% of the Survivor Benefit. The foregoing payment for the surviving spouse shall not be paid unless the Participant was married to such surviving spouse at least one year before the
Participant retired. No Survivor Benefit will be payable if the Participant receives a lump sum payment of the Normal Benefit.
               Section W9.  Disability Benefit.
               (A) There is no disability benefit available to a Participant based on amounts credited to the Wealth-Op II Deferred Benefit Account, but such an account may be completed by a disabled Participant in accordance with Section W9(D). However, if a Participant with a Wealth-Op I
Deferred Benefit Account suffers a Disability while the Participant is in the active service of a
Participating Employer, and applies to the Committee for benefits under this Section, the Participating
Employer shall pay to the Participant the annual Disability Benefit described in this subparagraph (A).
Such payments shall be made in monthly installments, commencing at the end of the month following the
month in which the Committee determines that the Participant has suffered a Disability or the last day of the sixth full calendar month following the onset of such Disability, whichever is later. Such payments shall continue throughout the period that such Disability continues until the Participant attains age 65, except that:
               (i) if the Participant suffers such a Disability on or after the Participant's 60th birthday but before the Participant's 65th birthday, the Participating Employer will pay the monthly installments for 60 months, and
               (ii) if the Participant suffers such a Disability on or after the Participant's 65th birthday, the Participating Employer will pay the monthly installments until the
          Participant attains the age of 70.
After payment of all Disability Benefits is completed, due to the attainment of age 65 (or other subsequent applicable date), the Participant shall be entitled to receive the Participant's Normal
Benefits described in Section W4. The annual Disability benefit for each Benefit Unit under the
Wealth-Op I Program shall be an amount equal to 25% of the Total Deferral Amount for such Benefit
Unit (determined as if all such amounts were deferred by the Participant) up to a maximum annual
Disability benefit for all Benefit Units under the Wealth-Op I Program equal to 50% of the
Participant's base salary from the Participating Employer being earned on the last day of the
Participant's regular active employment, or 50% of the Participant's highest average annual base salary, whichever is greater. The Disability benefit shall be prorated for any period of less than one year. Disability benefit payments, including amounts deducted to complete any Uncompleted Benefit
Unit under Section W9(C) below, shall not reduce the balances of the Participant's Wealth-Op Deferred
Benefit Accounts. Disability benefits will cease if the Participant dies while still receiving such
Benefits.
               (B) If a Participant makes application for disability benefits under the Social
Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the
Participant shall be presumed to qualify as disabled under this Section, but no retroactive Disability benefits shall be granted hereunder. However, the Committee may still deny the Disability Benefit if it determines that the Participant did not meet the requirements for Disability at the time the
Participant's active service terminated. If, after payments under this Section have been made for two years, the Participant has not qualified for disability benefits under the Social Security Act, the
Participant will not qualify for further benefits under this Section. If a Participant's Social
Security disability benefits are granted and later discontinued, it will be presumed that the
Participant no longer qualifies for benefits under this Section, and benefits hereunder will be terminated until, if ever, the Participant successfully rebuts the presumption to the Committee's satisfaction.  The Committee may from time to time require the Participant to submit medical and other
evidence, and/or submit to an examination by a physician selected by the Committee, that the
Participant continues to be disabled under the Wealth-Op Addendum.
               (C) During the period while the Participant remains disabled, the Participant shall be treated as if the Participant continues in the service of the Participating Employer for purposes of determining the Normal Benefit pursuant to Section W4 and the Survivor Benefit pursuant to Section
W8, but no compensation will be "adjusted" or "assumed" while the Participant is disabled. During the period while the Participant remains disabled, the Participant shall continue the Participant's deferrals with respect to any Uncompleted Benefit Units. Such deferral amounts shall be deducted from the Disability benefit payments which are made to the Participant and credited to the balances of the
Wealth-Op Deferred Benefit Accounts for the Uncompleted Benefit Units. Alternatively or in addition, a Participating Employer may complete the Participant's Uncompleted Benefit Units by transferring funds from the Participant's Regular Deferred Compensation Account.
               (D) If a Participant is considered to be disabled under the provisions of the
Pension Plan, but is not entitled to a Disability Benefit under this Section W9, the Participating
Employer will complete the Participant's deferrals with respect to any Uncompleted Benefit Units.
Normal and Survivor Benefits will continue to accrue with respect to the Participant's Benefit Units while the Participant remains so disabled, but, in no event shall the Participant be entitled to any
Disability Benefits based on changes in the Participant's physical or mental condition occurring after leaving the active service of a Participating Employer. Such Participant's Normal Benefit payments shall commence on the last day of January of the calendar year following the calendar year in which the Participant's Eligible Benefit Date would have occurred if the Participant had not been disabled.
Repayment of these deferrals without interest will be made to the Participating Employer as soon as possible from any Normal or Survivor Benefits which are paid to the extent repayment was not collected from the Participant's Regular Deferred Compensation Account or from any Disability Benefits under the
Wealth-Op I Program. However, the Wealth-Op Program will not provide the Participant with any annual
Disability Benefit in the event of such a disability which does not constitute a Disability within the meaning of Section W1 of the Wealth-Op Program and in no event shall the Wealth-Op II Program provide a Participant with any Disability benefit. A Participant retired on disability may request an earlier distribution of some or all of the Participant's completed Benefit Units under Section 10(B) of the
Plan based on the financial hardship caused by the disability.
               Section W10.  Deferral of Payment.
               No payment shall be deferred to a period later than the payment period elected by the Participant at the time of the election to defer the specific Benefit Unit was made by the
Participant.
               Section W11.  Recipients of Payments; Designation of
Beneficiary.
               All payments to be made under the Wealth-Op Program shall be made to the Participant during the Participant's lifetime, provided, that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Wealth-Op Program shall be made to the
Beneficiary or Beneficiaries designated pursuant to Section 11 of the Plan, or to a spouse under
Section W8 of this Addendum.
               Section W12.  Aggregation of Payments.
               The number of monthly payments may be reduced to the extent necessary to insure that each installment will equal at least $500 per month or, in lieu of monthly payments of benefits under the Wealth-Op Program, such benefits may be paid bimonthly, quarterly or at another interval when necessary to insure that each payment is at least $500. Wealth-Op Benefit payments may be paid in one check along with payments from the Participant's Regular Deferred Compensation Account.
               Section W13.  Protective Provisions.
               Each time a Participant elects a new Benefit Unit, the Participant will cooperate with the Participating Employers by furnishing any and all information requested by the Participating
Employers in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other actions as may be requested by the Company.
If the Participant refuses to cooperate, the Participating Employers shall have no further obligation to the Participant under the Wealth-Op Program.  If the Participant is not in good health, the
Committee may refuse to allow the Participant to obtain the requested Benefit Unit or may offer a
Benefit Unit under different terms. If no Benefit Unit is acquired, the Participant's first year deferral shall be placed in the Fixed Income Option, and later year deferrals will not be required.
In the event of the Participant's suicide during the first two years after commencement of deferrals with respect to any Benefit Unit, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable to the Participant under the
Wealth-Op Program for any Benefit Unit, or in the Company's sole discretion, benefits may be payable in a reduced amount.
               Section W14.  Offset.
               If at the time payments or installments of payments are to be made hereunder the
Participant or the Beneficiary or both are indebted or obligated to a Participating Employer, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Participating Employer, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by a Participating Employer not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.
               Section W15. Termination of Wealth-Op Program. The Company in its sole discretion reserves the right to terminate the Wealth-Op Program at any time for any reason. In the event that the Company terminates the Wealth-Op Program, the balance of each Participant's Wealth-Op Deferred
Benefit Account shall be transferred to or used to create Regular Deferred Compensation Accounts for each Participant under Section 7(C)(1) of the Plan (the "Fixed Income Option") and shall be distributed to each Participant in accordance with Section 10 of the Plan; and, thereafter, the Participants shall have no further rights to any survivor, Disability or other Benefits under this Wealth-Op Program, except for survivor benefits which commenced prior to such termination of the Wealth-Op Program.
                                    *  *  *  *  *
               IN WITNESS WHEREOF, and to evidence the Company's adoption of this amended and restated Plan (including the Wealth-Op Deferred Benefit Addendum), the undersigned has executed this
Plan document for and on behalf of the Company, this      day of December,
1992.

                                         NORTHERN STATES POWER COMPANY

                                         By________________________________


                                         As its____________________________



ATTEST:



_______________________________

As its_________________________

                             AMENDMENT TO THE
                     NSP DEFERRED COMPENSATION PLAN
                      (Effective January 1, 1993)


     Northern States Power Company (the "Company"), acting pursuant to the power reserved to it under Section 12 of the NSP Deferred Compensation Plan (the "Plan"), hereby amends Section 10 of the Plan, effective as of January 1, 1993, by adding the following new subsection (E):

     (E) Government Service. Notwithstanding anything in this section to the contrary, a Participant whose employment terminates due to election or appointment to a position in the federal government shall receive an immediate lump sum distribution of the Participant's Regular Deferred Compensation Account if such a distribution must be made to satisfy the requirements of federal law or to avoid the appearance of a conflict of interest.

     IN WITNESS WHEREOF,the undersigned has executed this amendment for and on behalf of the Company, this ______ day of January, 1993.

                                   NORTHERN STATES POWER COMPANY

                                   By__________________________________

                                   As its______________________________


ATTEST:



_____________________________

As its_______________________